EXHIBIT 99.1

News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.conduent.com

Conduent Reports First Quarter 2019 Results; Achieves Continued Margin Expansion, Strong Renewal Rate and Closes First Acquisition

Key Quarterly Financial and Operational Highlights

•	Revenue of $1,158 million

•	GAAP diluted EPS from continuing operations of $(1.49), down $(1.23) yr/yr; adjusted diluted EPS from continuing operations of $0.14, down (36.4)%

•	Net Income from continuing operations of $(308) million; Adjusted net income of $32 million

•	Adjusted EBITDA of $122 million, up 1.7%, excluding the impact from divestitures

•	Total signings TCV $952M, new business TCV signings $225M

•	HSP acquisition immediately adding to pipeline and differentiation for clients

•	Meaningful progress on technology infrastructure modernization and network consolidation

FLORHAM PARK, NJ, May 8, 2019 - Conduent (NYSE: CNDT), a digital interactions company, today announced its first quarter 2019 financial results.

“This quarter, we continued to make investments in our operating and go-to-market model,” said Ashok Vemuri, CEO of Conduent. “We continued to show margin expansion despite facing growth challenges and pressure on our top line. The strong team we have built, the markets we operate in and our loyal client base, establishes a strong foundation upon which to build.”

EXHIBIT 99.1

First Quarter 2019 Results

First quarter 2019 revenue was $1,158 million, down (18.5)% compared to Q1 2018. Excluding divestitures completed in 2018, revenue was down (4.3)% compared with Q1 2018.

Pre-tax income was $(338) million compared to $(54) million in Q1 2018 driven primarily by a $284 million goodwill impairment as a result of the loss of customer contracts, lower than expected new business and higher costs of delivery within our Transportation business, which was found to be below its carrying value. GAAP operating margin as reported was (29.2)% compared to (3.8)% in Q1 2018. The company reported Q1 2019 GAAP net income of $(308) million compared to $(50) million in Q1 2018. Diluted EPS from continuing operations was ($1.49) versus ($0.26) in the same period last year, driven primarily by the goodwill impairment.

First quarter adjusted operating income was $69 million, with an adjusted operating margin of 6.0% as compared to adjusted operating income of $105 million, with an adjusted operating margin of 7.4% in Q1 2018. Adjusted EBITDA was $123 million, with an adjusted EBITDA margin of 10.6%, as compared to $161 million, with an adjusted EBITDA margin of 11.3% in Q1 2018. Further adjusting for the impact of all divestitures, Adjusted EBITDA improved 1.7% compared with Q1 2018 while adjusted EBITDA margin increased 70 bps.

The company reported adjusted diluted EPS from continuing operations of $0.14 compared to $0.22 in Q1 2018.

Conduent had cash outflow from operations of $(49) million during the first quarter of 2019 compared to $(38) million in Q1 2018.

In the quarter, Conduent continued to drive operating efficiencies, while investing in sales, API and technology infrastructure. Efficiency initiatives included the continued focus on Accu-shoring, with 52% of the global workforce now located in low-cost countries. The company is approximately 45 percent through its ~$200 million client-facing technology investment through the end of Q1 2019 and began its second large data center migration, which is scheduled to be completed by the end of May 2019.

Several go-to-market initiatives were recently launched, including a consolidation of the Commercial business under a single leader, the launch of a large deals group and the development of a new business incubator, focused on finding, developing and graduating the next set of growth engine business offerings.

EXHIBIT 99.1

Total contract value (TCV) signings of $952 million for the quarter were down (26.4)% compared with Q1 2018, due to a (38.7)% and (21.5)% year-over-year decrease in new business and renewal signings respectively.

Financial and Strategic Outlook

Conduent provided the following update to guidance ranges for FY 2019:

(in millions)	FY 2018 Reported	Divestiture Impact (3)	Adjusted FY 2018(4)	Updated FY 2019 Guidance

Revenue (constant currency)(1)	$5.39B	$752M	$4.64B	Down (3) - (4)%

Adj. EBITDA Margin(2)	11.9%		11.5%	12 - 13%

Adj. Free Cash Flow(2)	$218M			~30%
% of Adj. EBITDA	34.1%

Note: Please refer to the "Non-GAAP Outlook" below for certain information concerning outlook.

(1) Year-over-year revenue growth comparison at constant currency
(2) Refer to Appendix for Non-GAAP reconciliations of adjusted EBITDA / margin and adjusted FCF and for impact from divestitures. FY 2019 FCF adjusted for Texas-related litigation impact
(3) Includes all divestitures
(4) Adjusted for 2018 and 2019 divestitures, and select Stand Alone Customer Care contracts

Brian Webb-Walsh, CFO of Conduent stated, “We successfully closed on HSP, our first acquisition, and are already seeing strong demand for this technology offering from both new and existing clients. Our balance sheet remains strong and we are continuing to make investments in order to drive growth and profit improvement. We are focused on improving sales conversion, are shifting to the next phase of transformation and will address stranded costs associated with the divestitures that we completed over the past year.”

Conference Call
Management will present the results during a conference call and webcast on May 8, 2019 at 5 p.m. ET.

The call will be available by live audio webcast with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 1-877-883-0383 (international dial-in 1-412-902-6506) at approximately 4:45 p.m. ET. The entry number for this call is 6541992.

EXHIBIT 99.1

A recording of the conference call will be available by calling 1-877-344-7529, or 1-412-317-0088 one hour after the conference call concludes on May 8, 2019. The replay ID is 10130906.

For international calls, please select a dial-in number from:
https://services.choruscall.com/ccforms/replay.html

About Conduent
Conduent creates digital platforms and services for businesses and governments to manage millions of interactions every day for those they serve. We are leveraging the power of cloud, mobile and IoT, combined with technologies such as automation, cognitive and blockchain to elevate every constituent interaction, driving modern digital experiences that are more efficient, helpful and satisfying.

Conduent’s differentiated offerings touch millions of lives every day, including two-thirds of all insured patients in the U.S. and nearly nine million people who travel through toll systems daily. Whether it’s digital payments, claims processing, benefit administration, automated tolling, customer care or distributed learning - Conduent serves a majority of the Fortune 100 companies and more than 500 government entities. Learn more at www.conduent.com.

EXHIBIT 99.1

Non-GAAP Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods' results against the corresponding prior periods' results. These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported GAAP measures.

EXHIBIT 99.1

Forward-Looking Statements

This Report and any exhibits to this Report may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management's current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include, but are not limited to: government appropriations and termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our continuing emphasis on and shift toward technology-led digital transactions; customer decision-making cycles and lead time for customer commitments; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to modernize our information technology infrastructure and consolidate data centers; our ability to comply with data security standards; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2018 Annual Report on Form 10-K, as well as in our Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this report speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

EXHIBIT 99.1

# # #

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Alan Katz, Conduent, +1-973-526-7173, alan.katz@conduent.com
Monk Inyang, Conduent, +1-973-261-7182, monk.inyang@conduent.com

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended March 31,
(in millions, except per share data)	2019	2018
Revenue	$1,158	$1,420

Operating Costs and Expenses
Cost of Services (excluding depreciation and amortization)	906	1,115
Selling, general and administrative (excluding depreciation and amortization)	127	143
Research and development (excluding depreciation and amortization)	3	2
Depreciation and amortization	115	116
Restructuring and related costs	16	20
Interest expense	20	33
Goodwill impairment	284	—
(Gain) loss on divestitures and transaction costs	14	15
Litigation costs (recoveries), net	12	31
Other (income) expenses, net	(1)	(1)
Total Operating Costs and Expenses	1,496	1,474

Income (Loss) Before Income Taxes	(338)	(54)
Income tax expense (benefit)	(30)	(4)
Net Income (Loss)	$(308)	$(50)

Net Income (Loss) per Share:
Basic	$(1.49)	$(0.26)
Diluted	$(1.49)	$(0.26)

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended March 31,
(in millions)	2019	2018
Net Income (Loss)	$(308)	$(50)
Other Comprehensive Income (Loss), Net
Currency translation adjustments, net	7	9
Reclassification of currency translation adjustments on divestitures	15	5
Reclassification of divested benefit plans and other	(1)	—
Unrecognized gains (loss), net	1	(1)
Other Comprehensive Income (Loss), Net	22	13

Comprehensive Income (Loss), Net	$(286)	$(37)

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$520	$756
Accounts receivable, net	820	782
Assets held for sale	—	15
Contract assets	197	177
Other current assets	294	234
Total current assets	1,831	1,964
Land, buildings and equipment, net	336	328
Operating lease right-of-use assets	338	—
Intangible assets, net	627	651
Goodwill	3,171	3,408
Other long-term assets	360	329
Total Assets	$6,663	$6,680
Liabilities and Equity
Current portion of long-term debt	$53	$55
Accounts payable	313	230
Accrued compensation and benefits costs	148	193
Unearned income	103	112
Liabilities held for sale	—	40
Other current liabilities	817	567
Total current liabilities	1,434	1,197
Long-term debt	1,496	1,512
Deferred taxes	283	327
Operating lease liabilities	282	—
Other long-term liabilities	99	280
Total Liabilities	3,594	3,316

Contingencies
Series A convertible preferred stock	142	142

Common stock	2	2
Additional paid-in capital	3,879	3,878
Retained earnings (deficit)	(551)	(233)
Accumulated other comprehensive loss	(403)	(425)
Total Equity	2,927	3,222
Total Liabilities and Equity	$6,663	$6,680

Shares of common stock issued and outstanding	211,623	211,306
Shares of series A convertible preferred stock issued and outstanding	120	120

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
(in millions)	2019	2018
Cash Flows from Operating Activities:
Net income (loss)	$(308)	$(50)
Adjustments required to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	115	116
Contract inducement amortization	1	1
Deferred income taxes	(45)	(8)
Goodwill impairment	284	—
(Gain) loss from investments	(1)	(1)
Amortization of debt financing costs	2	2
(Gain) loss on divestitures and transaction costs	14	15
Stock-based compensation	7	7
Changes in operating assets and liabilities	(117)	(119)
Other operating, net	(1)	(1)
Net cash provided by (used in) operating activities	(49)	(38)
Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(53)	(33)
Proceeds from sale of land, buildings and equipment	1	—
Cost of additions to internal use software	(17)	(6)
Payments for acquisitions, net of cash acquired	(90)	—
Payments from divestitures, including cash sold	(9)	—
Net cash provided by (used in) investing activities	(168)	(39)
Cash Flows from Financing Activities:
Payments on debt	(14)	(21)
Taxes paid for settlement of stock based compensation	(6)	(4)
Dividends paid on preferred stock	(2)	(2)
Net cash provided by (used in) financing activities	(22)	(27)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2	—
Increase (decrease) in cash, cash equivalents and restricted cash	(237)	(104)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	765	667
Cash, Cash Equivalents and Restricted Cash at End of period(1)	$528	$563
 ___________

(1)	Includes $8 million and $10 million of restricted cash as of March 31, 2019 and 2018, respectively, that were included in Other current assets on the Condensed Consolidated Balance Sheets.

EXHIBIT 99.1

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. GAAP. In addition, we have discussed our results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain non-GAAP measures.

A reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate

We make adjustments to Income (Loss) before Income Taxes for the following items for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate:

•
Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period.

•	Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.

•
Goodwill impairment. This represents Goodwill impairment charge related to the loss of certain Transportation segment customer contracts, lower expected new Transportation segment customer contracts and higher costs of delivery.

•	(Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs.

•
Litigation costs (recoveries), net. Litigation costs (recoveries), net represents reserves for the State of Texas litigation, Student Loan Service exposures and certain terminated contracts that are subject to litigation.

•	Other (income) expenses, net. Other (income) expenses, net includes currency (gains) losses, net and all other (income) expenses, net.

•	NY MMIS charge (credit). Costs associated with the Company not fully completing the State of New York Health Enterprise Platform project.

•	HE charge (credit). Costs associated with not fully completing the Health Enterprise Medical platform projects in California and Montana.

•	2018 Divestitures. Revenue/(Income) loss from divestitures.

EXHIBIT 99.1

The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Management believes that the adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business.

Adjusted Revenue and Operating Income and Adjusted Operating Margin

We make adjustments to Revenue, Costs and Expenses and Operating Margin for the following items, for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin:

•	Amortization of acquired intangible assets.

•	Restructuring and related costs.

•	Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.

•	Goodwill impairment.

•	(Gain) loss on divestitures and transaction costs.

•	Litigation costs (recoveries), net.

•	Other (income) expenses, net.

•	NY MMIS charge (credit).

•	HE charge (credit).

•	2018 Divestitures.

We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items. Adjusted EBITDA margin is Adjusted EBITDA divided by adjusted revenue.

•	Restructuring and related costs.

•	Goodwill impairment.
(Gain) loss on divestitures and transaction costs.

•	Litigation costs (recoveries), net.

•	Other (income) expenses, net.

•	NY MMIS charge (credit).

•	HE charge (credit).

•	2018 Divestitures.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Conduent's definition of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and Adjusted EBITDA margin in the same manner.

EXHIBIT 99.1

Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, tax payments related to divestitures, vendor financed capital lease additions and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine, after required principal payments on debt, amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in land, buildings and equipment and internal use software. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP.

Adjusted Free Cash Flow

Adjusted free cash flow is defined as free cash flow from above plus deferred compensation payments, transaction costs, costs related to the Texas litigation and other identified items.

Adjusted Cash

Adjusted cash is defined as the cash and cash equivalents less cash from terminated deferred compensation to be paid to plan participants. We believe this provides added insight into cash and cash equivalents taking into account this particular cash obligation.

Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is the difference between actual growth rates and constant currency growth rates and is calculated by translating current period activity in local currency using the comparable prior period's currency translation rate.

Non-GAAP Outlook

In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, separation costs, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided an outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues. Outlook for Free Cash Flow and Adjusted Free Cash Flow is provided as a factor of expected adjusted EBITDA, see above.

EXHIBIT 99.1

Non-GAAP Reconciliations: Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Effective Tax, Adjusted Operating Income (Loss) and Adjusted EBITDA were as follows:

	Three Months Ended March 31,
(in millions)	2019	2018
ADJUSTED REVENUE
Revenue	$1,158	$1,420
Adjustment:
2018 Divestitures(1)	(36)	(248)
Adjusted Revenue	$1,122	$1,172

ADJUSTED NET INCOME (LOSS)
Income (Loss) From Continuing Operations	$(308)	$(50)
Adjustments:
Amortization of acquired intangible assets(2)	62	61
Restructuring and related costs	16	20
Goodwill impairment	284	—
(Gain) loss on divestitures and transaction costs	14	15
Litigation costs (recoveries), net	12	31
Other (income) expenses, net	(1)	(1)
Total Non-GAAP Adjustments(3)	387	126
Income tax adjustments(3)	(47)	(29)
Adjusted Income (Loss) Before Adjustment for Divestitures	$32	$47

ADJUSTED EFFECTIVE TAX
Income (Loss) Before Income Taxes	$(338)	$(54)
Adjustments:
Total Non-GAAP Adjustments(3)	387	126
Adjusted PBT (Before Adjustment for Divestitures)	49	72
2018 Divestitures(1)	(1)	(39)
Adjusted PBT	$48	$33

Income tax expense (benefit)	$(30)	$(4)
Income tax adjustments(3)	47	29
Adjusted Income Tax Expense (Benefit)	17	25
Adjusted Net Income (Loss) Before Adjustment for Divestitures	$32	$47

EXHIBIT 99.1

CONTINUED	Three Months Ended March 31,
(in millions)	2019	2018
ADJUSTED OPERATING INCOME (LOSS)
Income (Loss) Before Income Taxes	$(338)	$(54)
Adjustments:
Total non-GAAP adjustments(3)	387	126
Interest expense	20	33
Adjusted Operating Income (Loss) Before Adjustment for Divestitures	69	105
2018 divestitures(1)	(1)	(39)
Adjusted Operating Income (Loss)	$68	$66

ADJUSTED EBITDA
Income (Loss) From Continuing Operations	$(308)	$(50)
Income tax expense (benefit)	(30)	(4)
Depreciation and amortization	115	116
Contract inducement amortization	1	1
Interest expense	20	33
EBITDA Before Adjustment for Divestiture	(202)	96
2018 divestitures(1)	(1)	(39)
2018 divestitures depreciation and amortization(1)	—	(2)
EBITDA	(203)	55
Adjustments:
Restructuring and related costs	16	20
Goodwill impairment	284	—
(Gain) loss on divestitures and transaction costs	14	15
Litigation costs (recoveries), net	12	31
Other (income) expenses, net	(1)	(1)
Adjusted EBITDA Before Adjustment for Divestiture	$123	$161

Adjusted EBITDA	$122	$120
 ___________

(1)	Adjusted for the full impact from revenue and income/loss from divestitures.

(2)	Included in Depreciation and amortization on the Condensed Consolidated Statements of Income (Loss).

(3)
The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation reserve, loss on extinguishment of debt, charges for amortization of intangible assets, restructuring and divestiture related costs.

EXHIBIT 99.1

Non-GAAP Reconciliations: Adjusted Weighted Average Shares Outstanding, Diluted EPS, Adjusted Effective Tax, Adjusted Operating Margin and Adjusted EBITDA Margins for the Non-GAAP reconciliations above were as follows:

	Three Months Ended March 31,
(Amounts are in whole dollars, shares are in thousands and margins are in %)	2019	2018
ADJUSTED DILUTED EPS(1)
Weighted Average Common Shares Outstanding	207,944	205,093
Adjustments:
Stock options	27	143
Restricted stock and performance units / shares	2,783	2,773
Adjusted Weighted Average Common Shares Outstanding	210,754	208,009

Diluted EPS from Continuing Operations	$(1.49)	$(0.26)
Adjustments:
Total non-GAAP adjustments(2)	1.85	0.62
Income tax adjustments(2)	(0.22)	(0.14)
Adjusted Diluted EPS Before Adjustment for Divestitures	$0.14	$0.22

ADJUSTED EFFECTIVE TAX RATE
Effective tax rate	8.9%	7.4%
Adjustments:
Total non-GAAP adjustments(2)	25.8%	27.3%
Adjusted Effective Tax Rate(2)	34.7%	34.7%

ADJUSTED OPERATING MARGIN
Income (Loss) Before Income Taxes Margin	(29.2)%	(3.8)%
Adjustments:
Total non-GAAP adjustments	33.5%	8.9%
Interest expense	1.7%	2.3%
Margin for Adjusted Operating Income Before Adjustment for Divestitures	6.0%	7.4%
2018 divestitures(3)	0.1%	(1.8)%
Margin for Adjusted Operating Income	6.1%	5.6%

EXHIBIT 99.1

CONTINUED	Three Months Ended March 31,
(margins are in %)	2019	2018
ADJUSTED EBITDA MARGIN
EBITDA margin Before Adjustment for Divestitures	(17.4)%	6.8%
Adjustments:
2018 divestitures(3)	(0.7)%	(2.1)%
EBITDA Margin	(18.1)%	4.7%
Total non-GAAP adjustments	28.0%	4.5%
2018 divestitures(3)	(0.1)%	2.1%
Adjusted EBITDA Margin Before Adjustment for Divestitures	10.6%	11.3%
2018 divestitures(3)	0.3%	(1.1)%
Adjusted EBITDA Margin	10.9%	10.2%
__________

(1)
Average shares for the 2019 and 2018 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $2.4 million for both of the three months ended March 31, 2019 and 2018, respectively

(2)
The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation reserve, loss on extinguishment of debt, charges for amortization of intangible assets, restructuring and divestiture related costs.

(3)	Adjusted for the full impact from revenue and income/loss from divestitures.

Free Cash Flow Reconciliation:

	Three Months Ended March 31,
(in millions)	2019	2018
Operating Cash Flow	$(49)	$(38)
Cost of additions to land, buildings and equipment	(53)	(33)
Proceeds from sales of land, buildings and equipment	1	—
Cost of additions to internal use software	(17)	(6)
Tax payment related to divestitures	2	—
Free Cash Flow	$(116)	$(77)
Free Cash Flow	$(116)	$(77)
Transaction costs	3	1
Litigation payments	20	—
Deferred compensation payments and adjustments	—	7
Adjusted Free Cash Flow	$(93)	$(69)

Cash / Adjusted Cash Reconciliation:

(in millions)	As of March 31, 2019	As of December 31, 2018
Cash and cash equivalents	$520	$756
Deferred compensation payments and adjustments	—	99
Deferred compensation payable	—	(99)
Adjusted cash and cash equivalents	$520	$756